Exhibit 10.1

SECOND AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the “Amendment”) is entered into as of May 31, 2007, by and among FILTERING ASSOCIATES, INC., (“FAI”), a Nevada corporation, and Kevin Frost and Edward Wiggins, individual stockholders of FAI (the “FAI Stockholders”), on the one hand, and MATINEE MEDIA CORPORATION, a Texas corporation (the “Company”), on the other hand.

BACKGROUND

A.       FAI, the FAI Stockholders and the Company entered into an Agreement and Plan of Merger (the “Agreement”) on April 13, 2006. All capitalized terms used herein have the same meanings given to them in the Agreement.

B.        On December 18, 2006, FAI, the FAI Stockholders and the Company entered into a First Amendment to Agreement and Plan of Merger, amending the Agreement.

C.        Each of FAI, the FAI Stockholders and the Company desires to amend the Agreement again by entering into this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        Section 1.08 of the Agreement is hereby amended to read in its entirety as follows:

“Stock Cancellation. On or before the Closing, FAI shall cause to be cancelled 1,662,214 shares of the outstanding FAI Common Stock held by certain of its stockholders who hold restricted Common Stock and it shall transfer to such stockholders its existing business and related assets and liabilities in consideration of the cancellation of their FAI Common Stock. Such stockholders, by their signature below, agree to the cancellation of their stock as aforesaid and to the assumption of all liabilities of the existing FAI business. After the cancellation of these shares, the total outstanding shares of FAI Common Stock as of immediately prior to the Effective Time of the Merger shall not exceed 1,210,786 shares.”

2.        Section 2.01(b) of the Agreement is hereby amended to read in its entirety as follows:

“Conversion of Company Stock. Except as otherwise provided herein, each issued and outstanding share of Company Stock shall be converted into one share of Public FAI Common Stock (“Company Exchange Ratio”). Certificates representing such number of shares of Company Stock shall be exchanged for certificates representing an equal number of shares of Public FAI Common Stock.”

3.        Section 2.03(c) of the Agreement is hereby deleted in its entirety.

4.        The last sentence of Section 3.02(e) of the Agreement is hereby amended to read in its entirety as follows:

“FAI does not have, and at the Effective Time of the Merger FAI will not have, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, exceed $200,000.”

5.        Section 4.01(b) of the Agreement is hereby amended to read in its entirety as follows:

“sell, assign or otherwise transfer any of their assets, except for the sale of Broadcast Licenses by the Company, as determined by its Board of Directors, cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise (other than (A) a declaration and payment by the Company, so long as the appropriate amount of such dividends are held in trust and paid to the holders of the FAI Common Stock if the Merger is consummated, or (B) in connection with the cancellation of those shares of common stock held by the FAI Stockholders specified in Section 1.08 of this Agreement);”

6.        Section 5.01 of the Agreement is hereby amended to read in its entirety as follows:

“Shareholder Approvals. FAI will, as promptly as practicable following June 1, 2007, call, give notice of, convene and hold a meeting of its shareholders (the “Shareholders Meeting”) for the purpose of obtaining the FAI Shareholder Approval. As soon as practicable after the date of this Agreement, FAI shall file with the S.E.C. a registration of Form S-4 (such registration statement, and any amendments or supplements thereto, collectively, the “Merger Registration Statement”) covering the issuance of Public FAI Common Stock to the holders of the Company Stock in the Merger. FAI shall use its best efforts to cause the Merger Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall cause the proxy statement included in the Merger Registration Statement (the “Proxy Statement”) to be mailed to the holders of the FAI Stock. FAI agrees to provide the Company and its counsel with any written or oral comments FAI or its counsel may receive from the S.E.C. with respect to the Merger Registration Statement promptly after the receipt of such comments. FAI shall also provide the Company and its counsel a reasonable opportunity to review each of the filings relating to the Merger Registration Statement prior to its filing with the S.E.C. or dissemination to the holders of the FAI Stock and to participate, including by way of discussions with the S.E.C., in the response of FAI to such comments. The Company agrees to pay all reasonable out-of-pocket expenses incurred by FAI in connection with the Merger Registration Statement. The Board of Directors of FAI will take all lawful action to solicit such approval, including, without limitation, the timely mailing of the Proxy Statement. At the Shareholders Meeting, the FAI Shareholders will vote all FAI Stock held by them in favor of the adoption and approval of this Agreement, the Merger and the transactions contemplated hereby. The Company will, as promptly as practicable following June 1, 2007, call, give notice of, convene and hold a meeting of its shareholders, or obtain the written consent of the holders of at least two-thirds of the outstanding Company Stock, for the purpose of obtaining the Company Shareholder Approval.”

7.         Section 6.03(c) of the Agreement is hereby amended to read in its entirety as follows:

                   “(c)    Forgiveness of Excess Liabilities. FAI and the FAI Shareholders shall have obtained for the benefit of Public FAI, prior to the Closing Date, the forgiveness or satisfaction of (i) sufficient liabilities or obligations of FAI necessary so that the liabilities and obligations of FAI at the Effective Time of the Merger do not exceed the limitation of $200,000 set forth in Section 3.02(e) of this Agreement.”

8.        Section 7.01(c) of the Agreement is hereby amended to read in its entirety as follows:

           “(c) by either FAI or the Company, so long as such party is not in breach hereunder, if the Merger shall not have been consummated on or before September 30, 2007 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at, or prior to, the Effective Time of the Merger, in which event such party may not terminate this Agreement pursuant to this provision for a period of ten days following such party’s cure of such failure); provided, however, that if either FAI or Company requests an extension of the Closing after this date and the other party consents in writing, then neither party may terminate this Agreement under this provision until the expiration of such extension period;”

9.   Except as and to the extent expressly amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.

                   10.      This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Amendment as of the date first above written.

FAI STOCKHOLDERS:		FILTERING ASSOCIATES, INC.
/s/ Kevin Frost	By:	/s/ David Choi
Kevin Frost
/s/ Edward Wiggins Edward Wiggins		Name: David Choi Its: President

MATINEE MEDIA CORPORATION
By:	/s/ Robert Walker

Name: Robert Walker Its: President, CEO

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